UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2012

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14837	75-2756163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On May 11, 2012, Quicksilver Production Partners LP (the “Partnership”), Quicksilver Resources Inc.’s (“Quicksilver”) wholly-owned subsidiary, filed an amendment to its  registration statement on Form S-1 (the “Amended Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to its proposed initial public offering of common units representing limited partner interests in the Partnership.  The registration statement is available on the SEC’s web site at http://www.sec.gov under the Partnership’s name, “Quicksilver Production Partners LP,” but has not yet become effective.

The Amended Registration Statement includes prospective information related to a portion of Quicksilver’s Barnett Shale assets, which Quicksilver owns and currently expects to contribute to the Partnership in exchange for the net proceeds of the initial public offering and additional cash consideration.  In accordance with General Instruction B.2 of Form 8-K, the information presented herein under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
The information presented herein under this Item 7.01, is neither an offer to sell nor a solicitation of an offer to buy any of the Partnership’s common units in the initial public offering, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration under the securities law of such state or jurisdiction.  Any offers, solicitations of offers to buy, or any sale of securities will only be made in accordance with the registration requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ John C. Regan
John C. Regan
Senior Vice President--Chief Financial Officer

Date: May 11, 2012